CODE OF ETHICS

          1.   Purposes

          This Code of Ethics (the "Code") has been adopted by the Trustees of J.P. Morgan Series Trust II (the "Trust"), in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of Securities held or to be acquired by investment companies, if effected by associated persons of such companies. The purpose of this Code is to provide regulations and procedures consistent with the Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-1(b) as follows: (b) It is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired, as defined in Rule 17j-1(a), by such fund --

         (i)      To employ any device, scheme or artifice to defraud the fund;

         (ii) To make to any untrue statement of a material fact to the fund or omit to state a material fact necessary in order to make the statements made to the fund, in light of the circumstances under which they are made, not misleading;

         (iii) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the fund; or

         (iv) To engage in any manipulative practice with respect to the fund.

          2.   Definitions

     (a) "Access Person" means any Trustee, officer or advisory person of the Trust.

     (b) "Advisory person" of a Trust means: (i) any employee of the Trust (or any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

     (c) "Beneficial ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     (d) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     (e)  "Control" has the same meaning as in Section 2(a)(9) of the Act.

     (f) "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

     (g) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

     (h) "Investment Personnel" means (i) any employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (ii) any natural person who controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

     (i) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

     (j) "Purchase or sale of a Covered Security" includes, inter alia, the writing of an option to purchase or sell a Covered Security.

     (k) "Security held or to be acquired" by the Trust means: (i) any Covered Security which, within the most recent 15 days, is or has been held by the Trust or is being or has been considered by the Trust or its adviser for purchase by the Trust; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

          3.   Prohibited Purchases and Sales

     (a) No Access Person shall purchase or sell directly or indirectly any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

         (i)      is being considered for purchase or sale by the Trust; or

         (ii) is being purchased or sold by the Trust.

     (b) No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Trust) any information regarding Covered Securities transactions by the Trust or consideration by the Trust or the Adviser of any such Covered Securities transactions.

     (c) No Access Person shall recommend any Covered Securities transaction by the Trust without having disclosed his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any Covered Securities of such issuer, (ii) any contemplated transaction by such person in such Covered Securities (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Covered Securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such Covered Securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Trust or on the market for the Covered Securities, generally, such Access Person shall not be required to disclose his or her interest in the Covered Securities or issuer thereof in connection with any such recommendation.

     (d) No Investment Personnel shall purchase any Covered Security which is part of an Initial Public Offering or a Limited Offering.

     4.   Exempted Transactions

         The prohibitions of Section 3 of this Code shall not apply to:

     (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

     (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by the Trust.

     (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Trust.

     (d)  Purchases which are part of an automatic dividend reinvestment plan.

     (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (f) Purchases or sales which are only remotely potentially harmful to the Trust because they would be very unlikely to affect a highly
          institutional   market,  or  because  they  clearly  are  not  related
          economically to the Covered Securities to be purchased, sold or held by the Trust.

          5.   Reporting Requirements

     (a)  Every Access Person must report to the Trust or its Adviser:

                  (i)Initial Holding Reports. No later than 10 days after the person becomes an Access Person, the following information:
                  (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (C) the date that the report is submitted by the Access Person.

                  (ii)Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

                  (iii)New   Account   Report.   With  respect  to  any  account
                  established   by  the  Access  Person  in  which  any  Covered
                  Securities were held during the quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person.

                  (iv)Annual Holding Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and (C) the date that the report is submitted by the Access Person.

     (b)  Exceptions from the Reporting Requirements.

     (i) Notwithstanding the provisions of Section 5(a), no Access Person shall be required to make:

          A. a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                           B.  to  make a  Quarterly  Transaction  Report  under
                           Section 5(a)(ii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser or its adviser with respect to the Access Person no later than 10 days after the quarter end, if all of the information required by Section 5(a)(ii) is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

          (ii) a Disinterested Trustee who would be required to make a report solely by reason of being a Trustee need not make:

     A. an initial holdings report and annual holdings reports; and

                           B. quarterly  reports,  since the Trustees  generally
                           have  no  involvement   in  the  security   selection
                           process. Such reports need to be filed only if a Trustee, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust, should have known, that during the 15-day period immediately before or after the date of the Trustee's transaction in a Covered Security, such Covered Security is or was purchased or sold by the Trust or was being considered for purchase or sale by the Trust or its Adviser.

          (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly reports filed pursuant to Section 5(a)(ii).

          (d) All reports prepared pursuant to this Section 5 shall be filed with the person designated by the Trust's adviser to review these materials.

          (e) The Trust will identify all Access Persons who are required to file reports pursuant to this Section 5 and will inform them of their reporting obligation.


          6.   Recordkeeping Requirements

         The Trust must at its principal place of business maintain records in the manner and extent set out in this Section of the Code and must make available to the Securities and Exchange Commission (SEC) at any time and from time to time for reasonable, periodic, special or other examination:

          (a) A copy of each code of ethics of the Adviser, Distributor and the Trust that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place; (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;
               (c) A copy of each report made by an Access Person as required by
               Section 5(a) including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place. (d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place. (e) A copy of each report defined in Section 7(b) must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.






          7.   Fiduciary Duties of The Trust's Board of Trustees

          a. The Trustees, including a majority of Disinterested Trustees, must approve the Code of Ethics of the Trust, its adviser and distributor and any material change to these Codes. The Board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) of the Act as described in Section 1. Before approving the Code of the adviser, distributor and the Trust, the Board must receive certification from the adviser, distributor and the Trust that each has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics. The Trust's Board must approve the Code of the adviser, distributor, and the Trust before initially retaining the services of the adviser or distributor. The Trust's Board must approve a material change to the Code not later than six months after adoption of the material change. The adviser, distributor and the Trust must each use reasonable diligence and institute procedures reasonable necessary to prevent violations of its Code of Ethics.

          b. No less frequently than annually, the adviser, distributor, and the Trust must furnish to the Trust's Board a written report that:

          1. Describes any issues arising under the Code of Ethics since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and
               2. Certifies that the adviser, and the Trust have adopted procedures reasonable necessary to prevent Access Persons from violating the Code.


          8.   Sanctions

          Upon discovering a violation of this Code, the Trustees of the Trust may impose such sanctions as they deem appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator.






                                   Schedule A

          Portfolio  Adoption Date J.P.  Morgan  Series Trust II Bond  Portfolio
               1/27/00 U.S. Disciplined Equity Portfolio 1/27/00 Small Company 1/27/00 International Opportunities Portfolio 1/27/00








                                                      EXHIBIT A


                                            SECURITIES TRANSACTION REPORT


                         FOR THE CALENDAR QUARTER ENDED
                                                                 (mo./day/yr/)



          During the quarter referred to above, the following transactions were effected in Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:


          Security Date of Number of Shares Nature of Transaction  Broker/Dealer
               Transaction Principal Dolalr (Purchase,Sale, Other) Price or Bank Through Whom Effected












          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) transactions not required to be reported and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.



     Date:                                   Name (Print):


                                             Signature:





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